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EXHIBIT 32.2.

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Christopher Krabiel, certify that:

          1.     the accompanying Annual Report on Form 10-K for the year ended December 31, 2011 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

          2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Affinity Gaming, LLC at the dates and for the periods indicated.

        A signed original of this written statement required by Section 906 has been provided to Affinity Gaming, LLC and will be retained by Affinity Gaming, LLC and furnished to the Securities and Exchange Commission or its staff upon request.

        The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: March 30, 2012

/s/ JOHN CHRISTOPHER KRABIEL John Christopher Krabiel Senior Vice President and Chief Financial Officer
Dated: March 30, 2012

        The foregoing certification is being furnished solely pursuant to the requirements of 18 U.S.C. § 1350 and is not being filed as a part of the Report or as a separate disclosure document.

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  EXHIBIT 32.2.
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002